As filed with the Securities and Exchange Commission on April 16, 2013

Registration No. 333-148261

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2588724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

C-COR Amended and Restated Incentive Plan

(Full title of the plan)

Lawrence A. Margolis

ARRIS Group, Inc.

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

W. Brinkley Dickerson, Jr.

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308-2216

(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

This post-effective amendment is being filed by ARRIS Group, Inc. (the “Company”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the holding company reorganization (the “Reorganization”) of ARRIS Enterprises, Inc. (formerly ARRIS Group, Inc.) (“ARRIS Enterprises”). The Reorganization was completed on April 16, 2013 and was effected through a merger pursuant to the Agreement and Plan of Merger, dated as of April 15, 2013, by and among the Company, ARRIS Enterprises and ARRIS Enterprises II, Inc. and in accordance with Section 251(g) of the Delaware General Corporation Law. As a result of the Reorganization, ARRIS Enterprises became a wholly owned subsidiary of the Company, and the Company became the successor issuer to ARRIS Enterprises pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Reorganization, each share of the issued and outstanding common stock of ARRIS Enterprises was converted automatically into one share of common stock of the Company, which in connection with the Reorganization changed its name to ARRIS Group, Inc.

In connection with the Reorganization, the Company assumed the C-COR Amended and Restated Incentive Plan (the “Plan”) and all of the outstanding equity awards under the Plan. Each outstanding equity award assumed by the Company under the Plan is issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization, except that all such equity awards now entitle the holder thereof to acquire the common stock of the Company.

In accordance with Rule 414, the Company, as the successor issuer, expressly adopts this registration statement as its own for all purposes of the Securities Act and the Exchange Act.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. †

Item 2.	Registrant Information and Employee Plan Annual Information. †

† The documents constituting Part I of this registration statement have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, the Company, will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company also will provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to: ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, Georgia 30024, Attention: Secretary, telephone number (678) 473-2000.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company (or by ARRIS Enterprises prior to the Reorganization) with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this registration statement as of their respective dates of filing:

(a) ARRIS Enterprises’ Annual Report on Form 10-K for the year ended December 31, 2012;

(b) ARRIS Enterprises’ Current Reports on Form 8-K filed on January 17, 2013 and April 2, 2013 and the Company’s Current Report on Form 8-K filed on April 16, 2013; and

(c) The description of the Company’s common stock, par value $0.01, contained in ARRIS Enterprises’ Registration Statement on Form 8-A, as filed on August 3, 2001, as amended by ARRIS Enterprises’ Registration Statement on Form 8-A/A as filed on August 7, 2001, including any amendments or reports filed for the purpose of updating such description.

All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters any shares of such common stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (having to do with unlawful payment of dividends or unlawful stock purchase redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL and the by-laws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of ARRIS Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on April 16, 2013)

3.2	Bylaws of ARRIS Group, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 16, 2013)

5	Opinion of Troutman Sanders LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Troutman Sanders LLP (included in opinion filed as Exhibit 5)

24	Power of Attorney

99.1	C-COR Amended and Restated Incentive Plan (incorporated by reference from the Definitive Proxy Statement of C-COR Incorporated filed on September 8, 2004), as amended by Amendment 2007-1 to the Amended and Restated Incentive Plan (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K, filed by C-COR Incorporated on October 12, 2007)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suwanee, state of Georgia, on April 16, 2013.

ARRIS Group, Inc.

By:	/s/ Robert J. Stanzione
Name:	Robert J. Stanzione
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on April 16, 2013.

Signature	Title

/s/ Robert J. Stanzione	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Robert J. Stanzione

/s/ David B. Potts	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
David B. Potts

*	Director
Alex B. Best

*	Director
Harry L. Bosco

*	Director
James A. Chiddix

*	Director
John A. Craig

*	Director
Andrew T. Heller

*	Director
Matthew B. Kearney

*	Director
William H. Lambert

*	Director
Debora J. Wilson

*	Director
David A. Woodle

*By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis
Attorney-In-Fact

Exhibit Index

Filed
Exhibit No.	Description	Herewith	By Reference

3.1	Amended and Restated Certificate of Incorporation of ARRIS Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on April 16, 2013)		X

3.2	Bylaws of ARRIS Group, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 16, 2013)		X

5	Opinion of Troutman Sanders LLP	X

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Troutman Sanders LLP (included in opinion filed as Exhibit 5)	X

24	Power of Attorney	X

99.1	C-COR Amended and Restated Incentive Plan (incorporated by reference from the Definitive Proxy Statement of C-COR Incorporated filed on September 8, 2004), as amended by Amendment 2007-1 to the Amended and Restated Incentive Plan (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K, filed by C-COR Incorporated on October 12, 2007)		X